EXHIBIT 10.2

EXecution Version

AMENDMENT No. 1 To sale and subscription Agreement

THIS AMENDMENT No. 1 TO THE SUBSCRIPTION AGREEMENT (this “Amendment”) is made as of September 15, 2025 (the “Amendment Date”), by and among Strive, Inc. (f/k/a Asset Entities Inc.), a Nevada corporation (the “Issuer”), and the undersigned subscribers hereto. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement (as defined below).

WHEREAS, the Issuer and Asset Entities Inc., a Nevada corporation (“Asset Entities”), entered into a Subscription Agreement, dated as of May 26, 2025, by and among the Issuer, Asset Entities and the subscribers thereto (the “Agreement”).

WHEREAS, pursuant to Section 3.3.9 of the Agreement, certain provisions of the Agreement of may be amended with the prior written consent of Subscribers representing a majority in interest of the Placement Shares offered pursuant to the Agreement.

WHEREAS, the undersigned subscribers represent a majority in interest of the Placement Shares offered pursuant to the Agreement (the “Requisite Majority”).

WHEREAS, the second sentence of Section 3.3.9 of the Agreement includes exceptions to the restrictions set forth in the first sentence of Section 3.3.9 with respect to “(H) prior to the Effectiveness Date, the offer or issuance or agreement to issue Common Stock (i) in a private placement transaction if the price per share is at least equal to or greater than $3.00 per share or (ii) in an at-the-market offering if the price per share is at least equal to or greater than $5.00 per share; and (I) after the Effectiveness Date but prior to the end of the Restricted Period, the offer or issuance or agreement to issue Common Stock (including pursuant to an at-the-market program) if the closing price of the Issuer’s Common Stock exceeds $4 per share for 5 consecutive trading days, with such measurement period beginning on or after the Effectiveness Date.”

WHEREAS, Strive and the Requisite Majority wish to amend such exceptions to permit the Issuer to conduct an at-the-market offering of Common Stock at a per-sale offering equal to or greater than $2.50 per share.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Requisite Majority, intending to be legally bound, agree as follows:

Article 1
AMENDMENT TO THE AGREEMENT

Section 1.1 Amendment. Clauses (H) and (I) of the second sentence of Section 3.3.9 of the Agreement are hereby deleted in their entirety and replaced with the following: “; and (H) prior to the end of the Restricted Period, the offer or issuance or agreement to issue Common Stock (including pursuant to an at-the-market program) if the price per share is equal to or greater than $2.50.”

Article 2
MISCELLANEOUS

Section 2.1 No Other Amendment. Except to the extent that any provisions of the Agreement are expressly amended by Article 1 of this Amendment, all terms and conditions of the Agreement and all other documents, instruments and agreements executed thereunder are hereby ratified and shall remain in full force and effect pursuant to the terms thereof. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

Section 2.2 Reference to the Agreement. As of the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by this Amendment.

Section 2.3 General Provisions. The provisions of Section 7.4 (Modifications and Amendments), Section 7.5 (Assignment), Section 7.6 (Benefit), Section 7.7 (Governing Law), Section 7.8 (Consent to Jurisdiction; Waiver of Jury Trial), Section 7.9 (Severability), Section 7.10 (No Waiver of Rights, Powers and Remedies), Section 7.11 (Remedies),; Section 7.14 (No Liability), Section 7.15 (Headings and Captions), Section 7.16 (Counterparts), Section 7.17 (Construction) and Section 7.18 (Mutual Drafting) shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to be effective as of the Amendment Date.

STRIVE, INC.

By:	/s/ Benjamin Pham
	Name:	Benjamin Pham
	Title:	Chief Financial Officer

SUBSCRIBER

By:
Name:
Title: